UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 8, 2009

NEOHYDRO TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-53669
(State or other jurisdiction of incorporation)	(Commission File No.)

200 Centennial Avenue
Suite 200
Piscataway, New Jersey 08854
(Address of principal executive offices and Zip Code)

732-377-2063
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT

On June 8, 2009 we entered into a licensing agreement with Gene Peckover, a sole proprietor as president of Gene Vettes of Lynden, a Washington corporation (“Licensor”) to be formed wherein Licensor granted to us an exclusive license covering the territory of Canada and other such territories that shall be mutually agreed upon and the right to market and sell an environmental fuel efficient turbo technology called Green Interactive Hybrid System (“GIHS”).  The term of the license is three (3) years with automatic subsequent renewals subject to the following:

1.	We must purchase and have operational one demonstration GIHS by 12-31-2009.
2.	We must sell at least three GIHS units by 12-31-2009.
3.	We must sell at least twenty-five GIHS units by 12-31-2010.
4.	We must sell at least two hundred GIHS units by 12-31-2011.
5.	We must sell at least five hundred GIHS units by 12-31-2012.

On June 8, 2009 we entered into a fee agreement with Michael Kulcheski and Harry Gelbard wherein we agreed to issue Kulcheski 9,000,000 restricted shares of our common stock and Gelbard 6,000,000 restricted shares of our common stock in consideration Kulcheski and Gelbard using reasonably commercial efforts to sell, market, distribute, and manufacture the license granted to us by Licensor and to manage the development of our technology.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On June 11, 2009 we issued 9,000,000 restricted shares of common stock to Michael Kulcheski and 6,000,000 restricted shares of common stock to Harry Gelbard pursuant to a fee agreement with them.  The restricted shares of common stock were issued in consideration of Kulcheski and Gelbard using reasonably commercial efforts to sell, market, distribute, and manufacture the license granted to us by Gene Peckover, a sole proprietor as president of Gene Vettes of Lynden, a Washington corporation to be formed, referred to in Item 1.01 hereof and to manage the development of our technology.

ITEM 5.02                                DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 8, 2009, Venugopal Rao Balla resigned as our president, chief executive officer, secretary, treasurer, principal financial officer, and principal accounting officer. Mr. Balla will remain as a member of the board of directors.

On June 8, 2009, in his capacity as director, Mr. Balla appointed Michael Kulcheski president, principal executive officer, treasurer, principal financial officer, principal accounting officer and a member of the board of directors.

From October, 2005 until June, 2009, Mr. Kulcheski’s employer was King Nissan Volvo of Bellingham, WA. Where he held the position of Certified Nissan and Master level Volvo Sales and Leasing Consultant, Internet Sales Manager, Overseas Delivery Specialist and Cross Border Specialist.

From January, 2004 until October, 2005 he was Co-Founder and Partner of Harbour Pointe Mortgage, Inc. of Bellingham, WA, a Bellingham, Washington based Mortgage Brokerage Company that provided residential mortgages in Whatcom and Skagit Counties.

From August, 1999 until October, 2003 he became a partner in Canberra Financial Services, Inc. of Ft. Lauderdale, FL. He opened the west coast office in Bellingham, WA. The company worked with emerging growth companies assisting in financing, strategic alliances, marketing and consulting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of June 2009.

NEOHYDRO TECHNOLOGIES CORP.

BY:	MICHAEL KULCHESKI
Michael Kulcheski
President